UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 21, 2015
Level 3 Communications, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-35134	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado (Address of principal executive offices)	80021 (Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2015, at the annual meeting of stockholders (the “Annual Meeting”) of Level 3 Communications, Inc. (the “Company” or “Level 3” or “we” or “us” or “our”), the Company’s stockholders approved the Level 3 Communications, Inc. Stock Incentive Plan (the “Plan”), which had previously been approved by the Company’s Board of Directors, subject to stockholder approval. A description of the Plan is set forth in the Company’s 2015 Proxy Statement filed with the Securities and Exchange Commission on April 7, 2015 under the caption “Stock Incentive Plan Proposal,” and is incorporated herein by reference. The description of the Plan is qualified in its entirety by reference to the full text of such plan, which was attached to the Company’s 2015 Proxy Statement as Annex 3 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its 2015 annual meeting of stockholders on May 21, 2015.  At the meeting, stockholders present in person or by proxy voted on the matters described below. The votes noted below are the final voting results.
There were 354,151,027 of our common stock entitled to vote at the 2015 annual meeting and a total of 295,118,945 shares (approximately 83.3% of the outstanding common stock) were represented at the meeting in person or by proxy.

1.
Election of Directors: Stockholders elected each of the 11 directors named below to our Board of Directors (our “Board”) to hold office until the annual meeting of stockholders in 2016 or until his or her successor is elected and qualified, based on the following votes:

Name	For	Withheld	Broker Non Votes
Jeff K. Storey	294,076,693	1,042,252	0
Kevin P. Chilton	294,117,817	1,001,128	0
Steven T. Clontz	294,089,168	1,029,777	0
James O. Ellis, Jr.	293,910,287	1,208,658	0
Irene M. Esteves	291,671,644	3,447,301	0
T. Michael Glenn	290,355,473	4,763,472	0
Spencer B. Hays	293,733,112	1,385,833	0
Michael J. Mahoney	293,797,524	1,321,421	0
Kevin W. Mooney	291,597,232	3,521,713	0
Peter Seah Lim Huat	291,752,742	3,366,203	0
Peter van Oppen	280,289,038	14,829,907	0

2.	To approve the Level 3 Communications, Inc. Stock Incentive Plan.

For	Against	Abstain	Broker Non Votes
287,348,892	6,847,604	922,449	0

3.
To ratify the extension of our Rights Agreement that is designed to protect our U.S. net operating loss carryforwards from limitations pursuant to Section 382 under the U.S. Internal Revenue Code of 1986, as amended.

For	Against	Abstain	Broker Non Votes
231,026,249	63,582,282	510,414	0

4.	To approve the named executive officer compensation, which vote is on an advisory basis.

For	Against	Abstain	Broker Non Votes
289,033,187	5,129,012	956,746	0

5.	To approve a stockholder proposal regarding proxy access.

For	Against	Abstain	Broker Non Votes
127,494,852	164,923,459	2,700,634	0

Item 8.01. Other Matters

Effective May 21, 2015, the Board determined that only two non-employee members of the Board are required to serve on the Classified Business and Security Committee. As a result, the members of this committee are now: Kevin P. Chilton (chair); James O. Ellis, Jr. and Jeff K. Storey.

Item 9.01. Financial Statements and Exhibits

(a)    Financial Statements of Business Acquired
    None
(b)     Pro Forma Financial Information
    None
(c)     Shell Company Transactions
    None
(d)     Exhibits

10.1
Level 3 Communications, Inc. Stock Incentive Plan, effective May 21, 2015 (incorporated by reference to Annex 3 to the Registrant’s Proxy Statement for its 2015 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 7, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

By: /s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date: May 22, 2015

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